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                                                                Exhibit 10.2

                             AMENDMENT NO. 1 TO
                            ANGELICA CORPORATION
                MIRROR 401(k) AND DEFERRED COMPENSATION PLAN

         Angelica Corporation established the Angelica Corporation Mirror 401(k) and Deferred Compensation Plan (the "Plan"), effective November 1, 2003, solely for the purpose of permitting certain of its salaried employees who participate in the Angelica Corporation Retirement Savings Plan to receive contributions equal to amounts in excess of the limitations on contributions imposed by the Internal Revenue Code of 1986, as amended, on defined contribution plans.

         The Sponsor now deems it in the best interest of Plan participants to terminate the Plan, effective June 24, 2005, and to distribute all benefits to employees on or before December 31, 2005 in accordance with the transition guidance provided in Notice 2005-1 with respect to Section 409A of the Internal Revenue Code.

         The Plan is amended, effective as of June 24, 2005, as follows:

         1. Article II is amended to read in its entirety as follows:

         Effective June 24, 2005, the Plan is terminated and no additional Senior Management Employees will become eligible to participate in the Plan on or after that date.

         2. Section 3.1 of the Plan is amended to read in its entirety as follows:

            3.1. Supplemental Compensation Reduction Contributions.
                 -------------------------------------------------

         Effective June 24, 2005, the Plan is terminated and no additional deferrals may be made under the Plan on or after that date.

         3. Article V of the Plan is amended to read in its entirety as follows:

         All amounts credited to a Participant's Supplemental Subaccounts A and B, including gains and losses credited in accordance with
         Article IV of the Plan, shall be distributed to or with respect to a Participant on or before December 31, 2005. Distribution of all amounts pursuant to this Article V will be deemed consideration received by the Participant in exchange for the termination of the Plan and cancellation of any Supplemental Compensation Reduction Agreements and will constitute a complete discharge of any liability of the Company and the Plan to the Participant under the Plan.

         IN WITNESS WHEREOF, Angelica Corporation hereby adopts the foregoing Amendment No. 1 the 1st day of September, 2005.

                                   ANGELICA CORPORATION


                                   By: /s/ Stephen M. O'Hara
                                      ---------------------------------------

                                   Title: Chief Executive Officer
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